UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2012

AMERICAN STANDARD ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-132948	20-2791397
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 North Scottsdale Road
Suite 1400
Scottsdale, Arizona	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 371-1929

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item1.01	Entry into a Material Definitive Agreement.
Item2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item3.02	Unregistered Sales of Equity Securities.

On July 23, 2012 (the “Closing Date”), American Standard Energy, Corp. (the “Company”) and ASEN 2, Corp. (“ASEN 2”), a wholly-owned subsidiary of the Company entered into a First Amendment to Note and Warrant Purchase Agreement (the “Purchase Agreement Amendment”) with Pentwater Equity Opportunities Master Fund Ltd. and PWCM Master Fund Ltd. (collectively, “Pentwater”). Pursuant to the Purchase Agreement Amendment, Pentwater advanced to ASEN 2 an additional $5 million and ASEN 2 delivered an Amended and Restated Secured Convertible Promissory Note (“Amended Note”) in the amount of $25 million which is guaranteed by the Company. All other material terms of the original Note and Warrant Purchase Agreement and Secured Convertible Promissory Note dated February 9, 2012 remain unchanged and in full force and effect.

In connection with the Purchase Agreement Amendment, the Company, Pentwater and two affiliated entities of Pentwater (collectively, the “Investor”) entered into a Modification Agreement, dated July 23, 2012 which provided for (i) the amendment of certain warrants (the “Purchase Warrants”) to purchase up to 3,333,333 shares of Common Stock, at an exercise price of $2.50 per share, issued to Pentwater pursuant to the a Purchase Agreement dated February 9, 2012, to decrease the exercise price to $2.25 and to change the expiration date to June 30, 2019; (ii) the amendment of certain warrants (the “Modification Warrants”) to purchase up to 2,500,000 shares of Common Stock, at an exercise price of $3.00 per share, issued to Investor pursuant to a Modification Agreement dated February 9, 2012, to decrease the exercise price to $2.25 and to change the expiration date to June 30, 2019; and (iii) the issuance of additional warrants (the “Additional Warrants” and together with the Purchase Warrants and Modification Warrants, the “Warrants”) to Pentwater to purchase up to 833,333 shares of Common Stock (the “Additional Warrant Shares” and together with the Purchase Warrant Shares and the Modification Warrant Shares, the “Warrant Shares”), at an exercise price of $2.25 per share with an expiration date of June 30, 2019.

The issuance of the Amended Note and Warrants was not registered under the Securities Act and all of the above referenced issuances qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The issuance was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, the Investor represented that it had the necessary investment intent as required by Section 4(2) since Investor agreed to and received securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

This Current Report on Form 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described herein.  The summaries of these agreements are subject to, and qualified in their entirety by reference to these agreements, all of which are attached as exhibits hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description
4.1 4.2	Form of Warrant issued to Pentwater, dated July 23, 2012 Form of Amended and Restated Series C Warrant issued to Investor, dated July 23, 2012
4.3	Form of Amended and Restated Warrant issued to Pentwater, dated July 23, 2012
10.1	First Amendment to Note and Warrant Purchase Agreement by and among the Company, ASEN 2, and Pentwater, dated as of July 23, 2012
10.2	Amended Secured Convertible Promissory Note issued by ASEN 2 to Pentwater, dated July 23, 2012
10.3	Modification Agreement by and among the Company, Pentwater and its affiliates, dated as of July 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2012	AMERICAN STANDARD ENERGY CORP.

	By:	/s/ Scott Feldhacker
Scott Feldhacker
Chief Executive Officer